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                                                                     Exhibit 28G

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                     First USA Bank, National Association

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1997-U
                              September 12, 2001

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1997-U Supplement dated as of October 1, 1997 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the September 17, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A.  Information Regarding the Current Distribution
    (Stated on the Basis of $1,000 Original Principal Amount)

    1.  The total amount of the distribution to
        Class A Adjusted Certificateholders on the
        Payment Date per $1,000 interest.                                $3.442

    2.  The amount of the distribution set forth in
        paragraph 1 above in respect of principal on
        the Class A Adjusted Certificates, per $1,000
        interest                                                         $0.000

    3.  The amount of the distribution set forth in
        paragraph 1 above in respect of interest on the
        Class A Adjusted Certificates, per $1,000 interest               $3.442

B.  Information Regarding the Performance of the Trust

    1.  Collections of Receivables
    ------------------------------

        a.  The aggregate amount of Collections of
            Receivables processed for the Due Period
            with respect to the current Distribution
            Date which were allocated in respect of
            the Investor Certificates of all Series           $2,379,508,782.58

        b.  The aggregate amount of Collections of
            Receivables processed for the Due Period
            with respect to the current Distribution
            Date which were allocated in respect of
            the Series 1997-U Certificates                      $157,933,632.02

        c.  The aggregate amount of Collections of
            Receivables processed for the Due Period
            with respect to the current Distribution
            Date which were allocated in respect of
            the Class A Certificates                            $138,191,927.75

        d.  The amount of Collections of Receivables
            processed for the Due Period with respect
            to the current Distribution Date which were
            allocated in respect of the Class A Adjusted
            Certificates, per $1,000 interest                          $345.480

        e.  The amount of Excess Spread for the Due
            Period with respect to the current
            Distribution Date                                     $4,518,131.94

        f.  The amount of Reallocated Principal
            Collections for the Due Period with respect to
            the current Distribution Date allocated in respect
            of the Class A Certificates                                   $0.00

        g.  The amount of Excess Finance Charge Collections
            allocated in respect of the Series
            1997-U Certificates, if any                                   $0.00
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                                                                   Series 1997-U


        h.  The amount of Excess Principal Collections
            allocated in respect of the Series 1997-U
            Certificates, if any                                          $0.00

        2.   Receivables in Trust
        -------------------------

        a.  Aggregate Principal Receivables for the Due
            Period with respect to the current
            Distribution Date (which reflects the Principal
            Receivables represented by the Exchangeable
            Seller's Certificate and by the Investor
            Certificates of all Series)                      $13,910,900,457.26

        b.  The amount of Principal Receivables in the
            Trust represented by the Series 1997-U
            Certificates (the "Adjusted Invested Amount")
            for the Due Period with respect to
            the current Distribution Date                       $457,142,858.00

        c.  The amount of Principal Receivables in
            the Trust represented by the Class A
            Certificates (the "Class A Adjusted
            Invested Amount") for the Due Period
            with respect to the current Distribution Date       $400,000,000.00

        d.  The Invested Amount for the Due Period with
            respect to the current Distribution Date            $457,142,858.00

        e.  The Class A Invested Amount for the Due
            Period with respect to the current Distribution
            Date                                                $400,000,000.00

        f.  The Invested Percentage with respect to
            Finance Charge Receivables (including
            Interchange) and Defaulted Receivables for
            the Series 1997-U Certificates for the
            Due Period with respect to the current
            Distribution Date                                             3.286%

        g.  The Invested Percentage with respect to
            Principal Receivables for the Series 1997-U
            Certificates for the Due Period with respect to
            the current Distribution Date                                 3.286%

        h.  The Class A Floating Percentage for the
            Due Period with respect to
            the current Distribution Date                                87.500%

        i.  The Class A Principal Percentage for the
            Due Period with respect to
            the current Distribution Date                                87.500%

        j.  The Collateral Floating Percentage for the
            Due Period with respect to the current
            Distribution Date                                            12.500%

        k.  The Collateral Principal Percentage for
            the Due Period with respect to the
            current Distribution Date                                    12.500%

        3.  Delinquent Balances
        -----------------------

            The aggregate amount of outstanding
            balances in the Accounts which
            were 30 or more days delinquent as
            of the end of the Due Period for
            the current Distribution Date                       $542,588,250.84
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                                                                  Series: 1997-U


        4.  Investor Default Amount
        ---------------------------

        a.  The aggregate amount of all Defaulted
            Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1997-U Certificates (the
            "Investor Default Amount")

            1.  Investor Default Amount                           $2,430,831.04
            2.  Recoveries                                          $118,374.88
            3.  Net Default Receivables                           $2,312,456.16

        b.  The Class A Investor Default Amount

            1.  Investor Default Amount                           $2,126,977.16
            2.  Recoveries                                          $103,578.02
            3.  Net Default Receivables                           $2,023,399.14

        c.  The Collateral Investor Default Amount

            1.  Investor Default Amount                             $303,853.88
            2.  Recoveries                                           $14,796.86
            3.  Net Default Receivables                             $289,057.02

        5.  Investor Charge-offs.
        -------------------------

        a.  The amount of the Class A Adjusted Investor
            Charge-Offs per $1,000 interest after
            reimbursement of any such Class A Adjusted Investor
            Charge-Offs for the Due Period with
            respect to the current Distribution Date                      $0.00

        b.  The amount attributable to Class A Adjusted
            Investor Charge-Offs, if any, by which the
            principal balance of the Class A Adjusted
            Certificates exceeds the Class A Adjusted
            Invested Amount as of the end of the day
            on the Record Date with respect to the current
            Distribution Date                                             $0.00

        c.  The amount of the Collateral Charge-Offs,
            if any, for the Due Period with respect to
            the current Distribution Date                                 $0.00

        6.  Monthly Servicing Fee
        -------------------------

        a.  The amount of the Monthly Servicing Fee
            payable from available funds by the Trust
            to the Servicer with respect to the current
            Distribution Date                                        $95,238.10

        b.  The amount of the Interchange Monthly
            Servicing Fee payable to the
            Servicer with respect to the current
            Distribution Date                                       $476,190.48

        7.  Available Cash Collateral Amount
        ------------------------------------

        a.  The amount, if any, withdrawn from the
            Cash Collateral Account for
            the current Distribution Date (the
            "Withdrawal Amount")                                          $0.00

        b.  The amount available to be withdrawn
            from the Cash Collateral Account as
            of the end of the day on the current
            Distribution Date, after giving effect
            to all withdrawals, deposits and payments
            to be made on such Distribution Date
            (the "Available Cash Collateral
            Amount" for the next Distribution Date)               $4,571,429.00
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                                                                  Series: 1997-U


        c.  The amount as computed in 7.b as a
            percentage of the Class A
            Adjusted Invested Amount after giving
            effect to all reductions thereof on
            the current Distribution Date                                 1.143%

        8.  Collateral Invested Amount
        ------------------------------

        a.  The Collateral Invested Amount for the
            current Distribution Date                            $57,142,858.00

        b.  The Collateral Invested Amount after
            giving effect to all withdrawals, deposits,
            and payments on the current Distribution Date        $57,142,858.00

        9.  Total Enhancement
        ---------------------

        a.  The total Enhancement for the current
            Distribution Date                                    $61,714,287.00

        b.  The total Enhancement after giving effect
            to all withdrawals, deposits and payments
            on the current Distribution Date                     $61,714,287.00

C.  The Pool Factor
-------------------

            The Pool Factor (which represents the
            ratio of the Class A Adjusted Invested
            Amount on the last day of the month ending
            on the Record Date adjusted for Class A
            Adjusted Investor Charge-Offs set forth in
            B.5.a above and for the distributions of
            principal set forth in A.2 above to the
            Class A Adjusted Initial Invested Amount).
            The amount of a Class A Adjusted
            Certificateholder's pro rata share of the
            Class A Adjusted Invested Amount can be
            determined by multiplying the original
            denomination of the holder's Class A Adjusted
            Certificate by the Pool Factor                         100.00000000%

D.  Principal Funding Account
-----------------------------

    1.  The Principal Funding Investment Proceeds
        deposited in the Collection Account for the
        current Distribution Date to be treated as
        Class A Available Funds                                           $0.00

    2.  The Excess Principal Funding Investment Proceeds
        for the current Distribution Date                                 $0.00

    3.  The Principal Funding Account Balance as of
        the end of the day on the current Distribution Date               $0.00

    4.  The Deficit Controlled Accumulation Amount for
        the preceding Due Period                                          $0.00

E.  Reserve Account
-------------------

    1.  The Reserve Draw Amount for the current Distribution Date         $0.00

    2.  The amount on deposit in the Reserve Account
        as of the end of the day on the current
        Distribution Date (the "Available Reserve
        Account Amount" for the next Distribution Date)                   $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page




                                       First USA Bank, National Association
                                        as Servicer



                                       By:        /s/ Tracie Klein
                                           ---------------------------------
                                                 TRACIE KLEIN
                                       Title:    FIRST VICE PRESIDENT